EXHIBIT 99.1

S&W Announces Fiscal Year 2017 Financial Results

For Immediate Release
Company Contact: Matthew Szot, Chief Financial Officer S&W Seed Company Phone: (559) 884-2535 www.swseedco.com	Investor Contact: Joe Dorame, Robert Blum, Joe Diaz Lytham Partners, LLC Phone: (602) 889-9700 sanw@lythampartners.com www.lythampartners.com

SACRAMENTO, California - September 14, 2017 - S&W Seed Company (Nasdaq: SANW) today announced financial results for the fourth quarter and fiscal year ended June 30, 2017. Preliminary results for fiscal 2017 were released on July 19, 2017.

Mark Wong, president and chief executive officer of S&W Seed Company, commented, "I came into the role of president and CEO of S&W at the end of June with an acknowledgment of the near-term headwinds, but also with enthusiasm to develop S&W into one of the preeminent seed companies in the world with a portfolio of four important crops: alfalfa, sorghum, sunflower and stevia. My previous success in the seed industry, where I have sold multiple seed businesses to the likes of Monsanto and Syngenta, has been based on leveraging core assets through the integration of technology and having a more customer centric strategy. I see a tremendous opportunity to leverage S&W's existing business, through the introduction of new traits as well as robust customer support and marketing, to enhance S&W's market share going forward."

"We are in the process of working with innovative trait providers to develop certain classes of genes that we expect to be foundational to our trait development strategies going forward, including digestibility, insect resistance, disease resistance and herbicide resistance. We anticipate trait development will be a key driver for S&W going forward in alfalfa, but also within our sorghum and sunflower programs, and other future seed crops. I believe that S&W is uniquely positioned within the seed industry to capitalize on this strategy and look forward to leveraging my experience to drive enhanced value of our varieties going forward."

Wong expanded, "In addition to trait development, we have strategies in place to become a more customer centric organization, working in conjunction with our distributors to highlight and communicate the attributes of our alfalfa, as well as our sorghum, sunflower, and stevia varieties, to our customers. Through the hiring of additional field support and agronomy personnel, our objective will be to ensure our end customers, primarily the dairy and beef industry, understand the economic benefits of feeding livestock our varieties compared to the competition. This focus on the end customer has not been emphasized by S&W in the past, but will be a key focus of ours going forward."

Wong concluded, "This is an exciting time to be in agriculture and I believe S&W has a tremendous platform to build from. I look forward to driving value for our customers, partners, and shareholders for years to come."

Fiscal Year 2017 Financial Highlights and Recent Corporate Developments:
  In line with preliminary results announced on July 19, 2017, revenue for fiscal 2017 was $75.4 million, compared to $96.0 million in fiscal 2016. The decrease was primarily due to the impact from the Saudi Arabian water regulations;
  Adjusted gross profit margins improved by 200 basis points to 21.4%, compared to adjusted gross profit margins of 19.4% in fiscal 2016 as the Company executed on its gross margin expansion initiatives;
  Adjusted EBITDA (see Table B) of $3.5 million for fiscal 2017, compared to $6.9 million in fiscal 2016;
  Adjusted non-GAAP net loss (see Table A-2) of $(1.8) million, or $(0.10) per diluted share, compared to adjusted non-GAAP net income of $0.4 million, or $0.03 per diluted share, in fiscal 2016;
  In July 2017, S&W closed a $10.7 million private placement at $4.00 per share of common stock with the company's two largest shareholders, and a new investor;
  In September 2017, S&W closed on a two-year $35 million working capital line of credit with KeyBank to support its plans for increased production and growth; and
  In September 2017, S&W was granted a patent for stevia variety SW129 for the commercial production market.

Market Outlook:

Based on information currently available to management, the Company currently expects revenue for fiscal 2018 to be approximately $75 to 80 million and the Company currently expects adjusted EBITDA for fiscal 2018 to range between $4.0 and $5.5 million.

Annual Results

For fiscal year ended June 30, 2017, S&W reported revenue of $75.4 million, in line with preliminary results announced on July 19, 2017, compared to revenue of $96.0 million in fiscal 2016. The decrease was largely attributable to the water regulations in Saudi Arabia.

Gross margins during fiscal 2017 improved 200 basis points to 21.4% compared to adjusted gross margins of 19.4% in fiscal 2016. The improvement in gross profit margins was largely attributable to decreases in cost of goods sold compared to the prior year for S&W's non-dormant varieties, and favorable sales mix to higher margin dormant varieties. This improvement in margin is consistent with management's previously discussed initiatives to drive improvements in gross margins.

Adjusted operating expenses (see Table A-2) during fiscal 2017 were $17.3 million, compared to $16.1 million in fiscal 2016. During the fourth quarter of fiscal 2017, the Company recorded a valuation allowance of $9.6 million against its deferred tax assets. This resulted in GAAP income tax expense of $8.2 million for the fourth quarter of fiscal 2017.

GAAP net loss for fiscal 2017 was $(11.8) million, or $(0.67) per basic and diluted share, compared to GAAP net income of $0.4 million, or $0.02 per basic and diluted share, in fiscal 2016.

Adjusted non-GAAP net loss (see Table A-2) for fiscal 2017, excluding various items (separation charges, reserve for uncollectable sub-lease income, impairment charges, change in derivative warrant liabilities, change in contingent consideration obligation, loss on equity method investments, anticipated loss on sub-lease land, interest expense - amortization of debt discount, and valuation allowance for deferred tax assets), was $(1.8) million, or $(0.10) per basic and diluted share. Adjusted non-GAAP net income (see Table A-2) for fiscal 2016, excluding various items (non-recurring cost of revenue costs, transaction costs, change in derivative warrant liabilities, change in contingent consideration obligation, loss on equity method investment, gain on sale of marketable securities, and interest expense - amortization of debt discount), was $0.4 million, or $0.03 per basic and diluted share.

Adjusted EBITDA (see Table B) for fiscal 2017 was $3.5 million, compared to adjusted EBITDA of $6.9 million in fiscal 2016. The decrease in revenue primarily in Saudi Arabia, partially offset by gross margin expansion, accounts for $2.5 million of the $3.4 million decrease in Adjusted EBITDA over the prior year; with the remaining decrease attributed to additional investment in research and development programs associated with the Company's new product lines; and selling, general and administrative expenses to support the Company's strategic initiatives.

Conference Call

S&W Seed Company has scheduled a conference call for today, Thursday, September 14, 2017, at 4:15 pm ET (1:15 pm PT) to review the results. Interested parties can access the conference call by dialing (844) 861-5498 or (412) 317-6580 or can listen via a live Internet webcast, which is available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors. A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation # 10112042 A webcast replay will be available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors for 30 days.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with accounting principles generally accepted in the United States of America ("GAAP"), the Company has provided the following non-GAAP financial measures in this release and the accompanying tables: adjusted gross profit margin, adjusted EBITDA, adjusted non-GAAP net income (loss) and adjusted earnings (loss) per share. S&W uses these non-GAAP financial measures internally to facilitate period-to-period comparisons and analysis of its operating performance and liquidity and believes they are useful to investors as a supplement to GAAP measures in analyzing, trending and benchmarking the performance and value of the Company's business. However, these measures are not intended to be a substitute for those reported in accordance with GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures.

Additionally, the Company has not reconciled its adjusted EBITDA outlook for fiscal 2018 to net income (loss) because it does not provide an outlook for the other line items that are reconciling items between net income (loss) and adjusted EBITDA. As items that impact net income (loss) are out of the Company's control and cannot be reasonably predicted, the Company is unable to provide such an outlook. Accordingly, reconciliation of adjusted EBITDA outlook to net income (loss) for fiscal 2018 is not available without unreasonable effort.  For reconciliations of historical non-GAAP financial measures to the most comparable financial measures under GAAP, see Tables A-1, A-2, and B accompanying this release.

In order to calculate these non-GAAP financial measures, the Company makes targeted adjustments to certain GAAP financial line items found on its Consolidated Statement of Operations, backing out non-recurring or unique items or items that the Company believes otherwise distort the underlying results and trends of the ongoing business. The Company has excluded the following items from one or more of our non-GAAP financial measures for the periods presented:

Cost of revenue. We exclude a portion of cost of revenue representing losses incurred in connection with the farming of various non-seed crops. These amounts are non-recurring and unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Selling, general and administrative expenses; operating expenses. We exclude a portion of SG&A expense and operating expenses related to transaction expenses related to acquisitions and financings. Acquisition-related expenses include transaction fees, due diligence costs and other direct costs associated with our acquisitions. These amounts are unrelated to our core performance during any particular period and are impacted by the timing of the acquisition. We exclude acquisition-related expenses from our SG&A expense and total operating expenses to provide investors a method to compare our operating results to prior periods and to peer companies, as such amounts can vary significantly based on the frequency of acquisitions and the magnitude of acquisition expenses. We also exclude a portion of SG&A expense and operating expenses related to employee separation costs and a reserve for uncollectable sub-lease income. These amounts are unrelated to our core performance during any particular period. We exclude employee separation related expenses and the reserve for uncollectible sub-lease income from our SG&A expense and total operating expenses to provide investors a method to compare our operating results to prior periods and to peer companies.

Impairment charges. We exclude an impairment charge of $319,000 related to the carrying value of certain stand establishment assets which were deemed impaired and uncollectible from a certain sub-leasee. This amount is a non-recurring charge and is unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude this amount in order to better understand our business performance and allow investors to compare our results with peer companies.

Changes in derivative warrant liabilities. Change in derivative warrant liabilities are related to the change in fair value of the warrants issued in conjunction with our Convertible Debentures issued in December 2014. These amounts are non-cash gains and/or losses, and are unrelated to our core performance during any particular period.

We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Changes in contingent consideration obligations. Change in contingent consideration obligations is related to the change in fair value of the contingent consideration potentially owed to DuPont Pioneer and the sellers of SVG Genetics as a result of the previously announced acquisitions. These amounts are non-cash gains and/or losses, and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Gain on sale of marketable securities. Gain on the sale of marketable securities is related to a gain on purchase and subsequent sale of certain bonds. These amounts are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Loss on equity method investment. Losses from our equity method investment are related to our portion of losses incurred from our joint venture in Argentina. These amounts are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Anticipated loss on sub-leased land. Anticipated loss on sub-leased land is related to a reserve of $424,600 we recorded to reflect the difference between our lease obligations and our expected sub-lease income on a certain land lease. We exclude this amount as it is a non-recurring charge and is unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude this amount in order to better understand our business performance and allow investors to compare our results with peer companies.

Interest expense - amortization of debt discount. Amortization of debt discount and issuance costs are primarily related to our Convertible Debentures and warrants issued in December 2014. These amounts are non-cash charges and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Non-GAAP Tax Rate. The estimated non-GAAP effective tax rate adjusts the tax effect to quantify the tax consequences of the excluded non-GAAP items.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Adjusted gross profit margin is a non-GAAP financial measure that we have calculated by excluding losses incurred in connection with the farming of various non-seed crops. These amounts are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Adjusted net income (loss) and non-GAAP earnings (loss) per share. We define non-GAAP net income (loss) as net income (loss) less non-recurring cost of revenue charges, separation costs, reserve for uncollectable sub-lease income, non-recurring transaction charges, impairment charges, change in derivative warrant liabilities, change in contingent consideration obligation, anticipated loss on sub-lease land, gain on sale of marketable securities, interest expense - amortization of debt discount, loss on equity method investment and valuation allowance for deferred tax assets. However, in order to provide a complete picture of our recurring core business operating results, we also exclude from non-GAAP net income (loss) the tax effects of these adjustments. We used an effective tax rate that we believe would be applied had our income approximated the non-GAAP net income (loss) for the presented periods. We caution investors that the tax effects of these adjustments are based on management's estimates. We believe that these non-GAAP financial measures provide useful supplemental information for evaluating our operating performance.

Adjusted EBITDA is a non-GAAP financial measure that we define as GAAP net income (loss), adjusted to exclude non-recurring cost of revenue charges, separation costs, reserve for uncollectible sublease income, transaction costs, impairment charges, depreciation and amortization, non-cash stock-based compensation, foreign currency (gain) loss, change in derivative warrant liabilities, change in contingent consideration obligation, gain on sale of marketable securities, loss on equity method investment, anticipated loss on sub-lease land, interest expense - amortization of debt discount, interest expense - convertible debt and other, and provision (benefit) for income taxes. We believe that the use of adjusted EBITDA is useful to investors and other users of the Company's financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We use adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. Management does not place undue reliance on adjusted EBITDA as its only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP.

About S&W Seed Company
Founded in 1980, S&W Seed Company is a global agricultural Company, headquartered in the San Joaquin Valley of California. The Company's vision is to be the world's preferred proprietary seed Company which supplies a range of forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. The Company is a global leader in alfalfa seed, with significant research and development, production and distribution capabilities. S&W's capabilities span the world's alfalfa seed production regions, with operations in the Western United States, including the San Joaquin and Imperial Valleys of California, Australia, and Canada, and S&W sells its seed products in more than 30 countries around the globe. The Company also provides hybrid sorghum and sunflower, and is utilizing its research and breeding expertise to develop and produce stevia, the all-natural, zero calorie sweetener for the food and beverage industry. For more information, please visit www.swseedco.com.

Safe Harbor Statement
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." Forward-looking statements in this release include, but are not limited to, statements concerning our development into one of the preeminent seed companies in the world and our portfolio of important crops; enhancement of our market share through the introduction of new traits and an emphasis on customer-centric strategies; the impact of our work with innovative trait providers on our trait development strategies; the importance of our trait development strategy and our ability to capitalize on this strategy; our ability to execute on our additional customer-centric strategies, including the benefits of hiring additional personnel and improving customer understanding of the benefits of our products; expected revenue, gross profit margins and adjusted EBITDA for the fiscal year ending June 30, 2018; optimization and diversification of our business, including our ability to leverage our assets through the addition of new trait technologies for alfalfa, sorghum, sunflower programs and other seed opportunities; and the demand for our products. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risk that our strategic initiatives may not achieve the expected results, and risks associated with our ability to successfully optimize and commercialize our business. These and other risks are identified in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended June 30, 2016 and in other filings subsequently made by the Company with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

Table A-1

S&W SEED COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended			Three Months Ended
	June 30,			June 30,
	2017			2016

		NON-GAAP	NON-GAAP		NON-GAAP	NON-GAAP
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted

Revenue	$17,886,250	-	$17,886,250	$34,637,766	-	$34,637,766

Cost of revenue	14,712,370	-	14,712,370	27,763,161	-	27,763,161

Gross profit	3,173,880	-	3,173,880	6,874,605	-	6,874,605

Operating expenses
Selling, general and administrative expenses	4,014,496	(837,329)	3,177,167	3,161,503	(236,211)	2,925,292
Research and development expenses	839,487	-	839,487	715,025	-	715,025
Depreciation and amortization	850,032	-	850,032	809,025	-	809,025
Disposal of property, plant and equipment loss (gain)	70,908	(60,468)	10,440	2,275	-	2,275

Total operating expenses	5,774,923	(897,797)	4,877,126	4,687,828	(236,211)	4,451,617

Income (loss) from operations	(2,601,043)	897,797	(1,703,246)	2,186,777	236,211	2,422,988

Other expense
Foreign currency loss (gain)	5,746	-	5,746	(62,059)	-	(62,059)
Change in derivative warrant liabilities	(676,100)	676,100	-	272,900	(272,900)	-
Change in contingent consideration obligations	153,909	(153,909)	-	53,602	(53,602)	-
Loss on equity method investment	-	-	-	41,578	(41,578)	-
Anticipated loss on sub-lease land	424,600	(424,600)	-	-	-	-
Interest expense - amortization of debt discount	44,029	(44,029)	-	787,873	(787,873)	-
Interest expense - convertible debt and other	376,734	-	376,734	413,142	-	413,142

Income (loss) before income taxes	(2,929,961)	844,235	(2,085,726)	679,741	1,392,164	2,071,905
Provision (benefit) for income taxes	8,161,120	(8,728,124)	(567,004)	372,722	358,780	731,502
Net income (loss)	$(11,091,081)	9,572,359	$(1,518,722)	$307,019	1,033,384	$1,340,403

Net income (loss) per common share:
Basic	$(0.62)		$(0.08)	$0.02		$0.08
Diluted	$(0.62)		$(0.08)	$0.02		$0.08

Weighted average number of common shares outstanding:
Basic	17,979,681		17,979,681	16,919,306		16,919,306
Diluted	17,979,681		17,979,681	16,919,306		16,919,306

Table A-2

S&W SEED COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Year Ended			Year Ended
	June 30,			June 30,
	2017			2016

		NON-GAAP	NON-GAAP		NON-GAAP	NON-GAAP
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted

Revenue	$75,373,810	-	$75,373,810	$96,044,254	-	$96,044,254

Cost of revenue	59,232,846	-	59,232,846	77,653,646	(259,566)	77,394,080

Gross profit	16,140,964	-	16,140,964	18,390,608	259,566	18,650,174

Operating expenses
Selling, general and administrative expenses	11,794,026	(837,329)	10,956,697	10,397,863	(267,353)	10,130,510
Research and development expenses	3,032,112	-	3,032,112	2,764,358	-	2,764,358
Depreciation and amortization	3,325,743	-	3,325,743	3,185,126	-	3,185,126
Disposal of property, plant and equipment loss (gain)	78,538	(60,468)	18,070	(153)	-	(153)
Impairment charges	319,001	(319,001)	-	-	-	-

Total operating expenses	18,549,420	(1,216,798)	17,332,622	16,347,194	(267,353)	16,079,841

Income (loss) from operations	(2,408,456)	1,216,798	(1,191,658)	2,043,414	526,919	2,570,333

Other expense
Foreign currency loss (gain)	1,388	-	1,388	(226,529)	-	(226,529)
Change in derivative warrant liabilities	(1,517,500)	1,517,500	-	(1,903,900)	1,903,900	-
Change in contingent consideration obligations	231,584	(231,584)	-	55,092	(55,092)	-
Loss on equity method investment	144,841	(144,841)	-	294,197	(294,197)	-
Anticipated loss on sub-lease land	424,600	(424,600)	-	-	-	-
Gain on sale of marketable securities	-	-	-	(123,038)	123,038	-
Interest expense - amortization of debt discount	1,176,023	(1,176,023)	-	3,899,739	(3,899,739)	-
Interest expense - convertible debt and other	1,324,945	-	1,324,945	2,086,005	-	2,086,005

Income (loss) before income taxes	(4,194,337)	1,676,346	(2,517,991)	(2,038,152)	2,749,009	710,857
Provision (benefit) for income taxes	7,627,705	(8,346,088)	(718,383)	(2,403,379)	2,680,947	277,568
Net (loss) income	$(11,822,042)	10,022,434	$(1,799,608)	$365,227	68,062	$433,289

Net (loss) income per common share:
Basic	$(0.67)		$(0.10)	$0.02		$0.03
Diluted	$(0.67)		$(0.10)	$0.02		$0.03

Weighted average number of common shares outstanding:
Basic	17,718,057		17,718,057	14,936,311		14,936,311
Diluted	17,718,057		17,718,057	14,936,311		14,936,311

Table B

S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) AND NON-GAAP ADJUSTED EBITDA
(unaudited)

	Three Months Ended		Years Ended
	June 30,		June 30,
	2017	2016	2017	2016

Net income (loss)	$(11,090,081)	$307,019	$(11,822,042)	$365,227

Non-recurring cost of revenue charges	-	-	-	259,566

Separation costs	674,597	-	674,597	-

Reserve for uncollectable sub-lease income	223,200	-	223,200	-

Non-recurring transaction costs	-	236,211	-	267,353

Impairment charges	-	-	319,001	-

Non-cash stock based compensation	523,912	272,639	1,409,368	1,190,126

Depreciation and amortization	850,032	809,025	3,325,743	3,185,126

Foreign currency loss (gain)	5,746	(62,059)	1,388	(226,529)

Change in derivative warrant liabilities	(676,100)	272,900	(1,517,500)	(1,903,900)

Change in contingent consideration obligations	153,909	53,602	231,584	55,092

Gain on sale of marketable securities	-	-	-	(123,038)

Loss on equity method investment	-	41,578	144,841	294,197

Anticipated loss on sub-lease land	424,600	-	424,600	-

Interest expense - amortization of debt discount	44,029	787,873	1,176,023	3,899,739

Interest expense - convertible debt and other	376,734	413,142	1,324,945	2,086,005

Provision (benefit) from income taxes	8,161,120	372,722	7,627,705	(2,403,379)

Non-GAAP Adjusted EBITDA	$(329,302)	$3,504,652	$3,543,453	$6,945,585

S&W SEED COMPANY
CONSOLIDATED BALANCE SHEETS

	June 30,	June 30,
	2017	2016
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$745,001	$6,904,500
Accounts receivable, net	23,239,325	27,619,599
Inventories, net	31,489,945	21,846,130
Prepaid expenses and other current assets	1,249,921	1,218,280
TOTAL CURRENT ASSETS	56,724,192	57,588,509

Property, plant and equipment, net	13,581,576	12,600,106
Intangibles, net	34,939,079	37,006,802
Goodwill	10,292,265	10,292,265
Deferred tax assets	-	7,279,923
Other assets	1,563,176	2,237,380
TOTAL ASSETS	$117,100,288	$127,004,985

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$7,157,745	$14,303,877
Accounts payable - related parties	331,694	396,027
Deferred revenue	880,326	509,857
Accrued expenses and other current liabilities	2,733,718	2,385,160
Lines of credit	27,399,784	16,687,473
Current portion of contingent consideration obligation	2,500,000	-
Current portion of long-term debt	10,309,664	275,094
Current portion of convertible debt, net	-	6,840,608
TOTAL CURRENT LIABILITIES	51,312,931	41,398,096

Contingent consideration obligation	-	2,268,416
Long-term debt, less current portion	1,096,155	11,114,333
Derivative warrant liabilities	2,836,600	4,354,100
Other non-current liabilities	632,947	108,596

TOTAL LIABILITIES	55,878,633	59,243,541

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized;
no shares issued and outstanding	-	-
Common stock, $0.001 par value; 50,000,000 shares authorized;
18,004,681 issued and 17,979,681 outstanding at June 30, 2017;
17,086,111 issued and 17,061,111 outstanding at June 30, 2016;	18,004	17,086
Treasury stock, at cost, 25,000 shares	(134,196)	(134,196)
Additional paid-in capital	83,312,518	78,282,461
Accumulated deficit	(16,436,286)	(4,614,244)
Accumulated other comprehensive loss	(5,538,385)	(5,789,663)
TOTAL STOCKHOLDERS' EQUITY	61,221,655	67,761,444
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$117,100,288	$127,004,985

S&W SEED COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended
	June 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(11,822,042)	$365,227
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities
Stock-based compensation	1,409,368	1,190,126
Change in allowance for doubtful accounts	449,590	16,700
Depreciation and amortization	3,325,743	3,185,126
Loss (gain) on disposal of property, plant and equipment	78,538	(153)
Impairment charges	319,001	-
Change in deferred tax asset	7,269,420	(2,721,746)
Change in foreign exchange contracts	112,970	(56,264)
Change in derivative warrant liabilities	(1,517,500)	(1,903,900)
Change in contingent consideration obligations	231,584	55,092
Amortization of debt discount	1,176,023	3,899,739
Gain on sale of marketable securities	-	(123,038)
Intercompany foreign exchange gain	-	(332,477)
Loss on equity method investment	144,841	294,197
Anticipated loss on sub-lease land	424,600	-
Changes in operating assets and liabilities, net:
Accounts receivable	4,113,556	(1,007,637)
Inventories	(9,343,989)	3,561,808
Prepaid expenses and other current assets	(41,928)	(201,236)
Other non-current assets	(9,487)	(101,368)
Accounts payable	(7,400,553)	767,328
Accounts payable - related parties	(64,424)	(718,432)
Deferred revenue	369,688	(15,933)
Accrued expenses and other current liabilities	314,402	588,169
Other non-current liabilities	163,386	(26,346)
Net cash (used in) provided by operating activities	(10,300,160)	6,714,982

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(2,960,620)	(2,253,618)
Proceeds from disposal of property, plant and equipment	877,617	53,150
Acquisition of business	-	(1,000,000)
Purchase of marketable securities	-	(316,000)
Sale of marketable securities	-	439,038
Equity method investment	-	(439,038)
Additions to internal use software	(156,185)	(359,176)
Net cash used in investing activities	(2,239,188)	(3,875,644)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from sale of common stock	-	13,253,288
Net proceeds from exercise of common stock options	603,862	57,610
Taxes paid related to net share settlements of stock-based compensation awards	(143,527)	(109,197)
Borrowings and repayments on lines of credit, net	10,488,213	3,021,538
Borrowings of long-term debt	280,654	573,447
Repayments of long-term debt	(304,770)	(2,124,584)
Repayments of convertible debt	(4,721,551)	(14,104,728)
Net cash provided by financing activities	6,202,881	567,374

EFFECT OF EXCHANGE RATE CHANGES ON CASH	176,968	(37,670)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(6,159,499)	3,369,042

CASH AND CASH EQUIVALENTS, beginning of the period	6,904,500	3,535,458

CASH AND CASH EQUIVALENTS, end of period	$745,001	$6,904,500